Exhibit 10.1

SERVICES AGREEMENT
Dated as of March 29, 2019
By and Among
THE PARKING REIT, INC.,
a Maryland corporation,
MVP REIT II OPERATING PARTNERSHIP, LP
a Delaware limited partnership,

VESTIN REALTY MORTGAGE I, INC.
a Maryland corporation,

VESTIN REALTY MORTGAGE II, INC.
a Maryland corporation,

MVP REALTY ADVISORS, LLC, dba THE PARKING REIT ADVISORS
a Delaware limited liability company, and

MICHAEL V. SHUSTEK, an individual

SERVICES AGREEMENT
This SERVICES AGREEMENT (this "Agreement"), dated as of March 29, 2019 (the "Effective Date"), is by and among THE PARKING REIT, INC., a Maryland corporation (the "REIT"), MVP REIT II OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "OP," and together with the REIT and its Subsidiaries, each a "Company Party" and, collectively, the "Company Parties"), on the one hand, and VESTIN REALTY MORTGAGE I, INC., a Maryland corporation ("VRTA"), VESTIN REALTY MORTGAGE II, INC., a Maryland corporation ("VRTB"), MVP REALTY ADVISORS, LLC, DBA THE PARKING REIT ADVISORS, a Delaware limited liability company ("REIT Manager") and Michael V. Shustek, an individual ("Shustek", together with VRTA, VRTB and REIT Manager, each, a "Manager Entity" and, collectively, the "Manager Entities").  The Company Parties and the Manager Entities are referred to herein each as a "Party" and collectively as the "Parties."
WHEREAS, the REIT, REIT Manager, VRTA, VRTB, and Shustek have entered into that certain Contribution Agreement, dated as of March 29, 2019 (the "Contribution Agreement");
WHEREAS, the Manager Entities and certain of their Affiliates have, prior to the consummation of the transactions contemplated by the Contribution Agreement, provided certain services to the Company Parties:
WHEREAS, the Parties have agreed that after the consummation of the transactions contemplated by the Contribution Agreement, the Manager Entities will continue to provide the services described and set forth on Schedule A attached hereto and made a part hereof (collectively, the "Services") all on the terms and conditions set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
 DEFINITIONS
Section 1.1. Definitions.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.
ARTICLE II
 SERVICES
Section 2.1. Scheduled Services.
(a) Upon the terms and subject to the conditions set forth in this Agreement, the Manager Entities agree to provide, or to cause one or more of their Affiliates or one or more third parties to provide, the Services to the Company and its Subsidiaries.
(b) Anything to the contrary notwithstanding, none of the obligations of the Parties under the Contribution Agreement shall constitute Services under this Agreement.

Section 2.2. Additional Services.  Each Manager Entity agrees that, if any Company Party identifies during the Term, services that such Company Party believes are necessary for the continued operation of its business that are not identified on Schedule A, upon the reasonable request of such Company Party, the Parties shall cooperate in good faith to modify Schedule A with respect to such additional services, upon terms (including cost reimbursement) and subject to conditions to be agreed upon in good faith by the Parties.  No Party shall be obligated to perform or cause to be performed any such additional services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the applicable Party shall provide (or cause to be provided) such other services; provided, that upon the agreement of the Parties with respect to any such additional services, such additional services shall thereafter be deemed "Services" within the meaning of this Agreement and the provision of such services will be subject to the terms of this Agreement.
Section 2.3. Service Standards; Level of Service. The Manager Entities shall provide the Services to the Company in a prompt, professional and workmanlike manner, and shall provide the Services to the Company at a level of quality, responsiveness and diligence at least equal to the levels provided by such Party over the twelve (12) month period prior to the closing of the transactions contemplated by the Contribution Agreement, if applicable, but in any event at a level of quality provided by such Party to its own business (the "Service Standards").  In no event shall the Manager Entities have an obligation to perform any Service in any other manner, amount or quality unless expressly so specified in Schedule A with respect to a particular Service or mutually agreed upon after good faith discussions by the Parties.  The Manager Entities shall promptly notify the Company of any event or circumstance of which the Manager Entities have knowledge that causes, or would be reasonably likely to cause, a material disruption in the Services.
Section 2.4. Employee Compensation. The Manager Entities shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees or any permitted subcontractors of the Manager Entities assigned to perform the Services, as well as such employees' worker's compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees as required by law.
Section 2.5. Cybersecurity.
(a) The Manager Entities and the Company Parties will maintain or cause to be maintained reasonable security measures with respect to any interfaces required between the Manager Entities and the Company Parties in connection with the Services in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided.  In connection with this Agreement, the Manager Entities and the Company Parties will comply in all material respects with (i) all Information Privacy, Security, and Consumer Protection Laws, (ii) payment card industry data security standards (PCI DSS), (iii) all Contracts that are applicable to the use and disclosure of Personal Information, and (iv) the written privacy policies of each Party.

(b) At all times during the Term, neither the Manager Entities nor the Company Parties will intentionally or knowingly introduce, and each will take commercially reasonable measures to prevent the introduction of, into the Manager Entities' or the Company Parties' computer systems, databases, or software any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access (without authorization), alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down another Party's computer systems, databases, software, or other information or property.  Except as may be required in connection with the provision of the Services, neither the Manager Entities nor the Company Parties will intentionally or knowingly tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by the other in the course of its business operations, and/or intentionally or knowingly compromise the security of the other's computer systems and/or networks.
(c) Each of the Manager Entities and the Company Parties shall reasonably cooperate with the other and shall cause their respective Affiliates to reasonably cooperate (i) in notifying the other of any Security Breach affecting a Manager Entity or a Company Party and (ii) in any investigation and mitigation efforts relating to such Security Breaches, in each case, in such Party's reasonable discretion and subject to applicable Law.  As used herein, "Security Breach" means unauthorized access to, use of or disclosure of computerized data that compromises the security, confidentiality or integrity of any Confidential Information (as defined below) or Personal Information maintained by a Party.
(d) Each of the Manager Entities and the Company Parties shall notify the other Parties within three (3) Business Days of receipt of any oral, written or other claim, complaint, inquiry or notice from any third party or any Governmental Authority related to whether such Party's collection, processing, use, storage, security and/or disclosure of Personal Information in connection with this Agreement (i) is in violation of any applicable Information Privacy, Security and Consumer Protection laws or PCI DSS, (ii) in violation of any applicable privacy policies or security policies, or (iii) otherwise constitutes an unfair, deceptive or misleading trade practice.
Section 2.6. Cooperation.
(a) Each Company Party will share information and otherwise cooperate to the extent necessary to facilitate the provision of the Services pursuant to this Agreement.  Each Company Party will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein and to make available to the Manager Entities properly authorized personnel for the purpose of consultation and decision.
(b) Each Company Party shall follow the policies, procedures and practices of the Manager Entities and their Affiliates applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time, so long as the Company has been provided with notice (in writing, where available) of such policies, procedures and practices.
(c) A failure of any Company Party to act in accordance with this Section 2.6 that prevents either Manager Entity or its Affiliates or third parties, as applicable, from providing a Service hereunder shall relieve such Manager Entity of its obligation to provide such Service until such time as the failure has been cured; provided, that such Company Party has been notified promptly in writing of such failure.

Section 2.7. Certain Changes.  Either Manager Entity may change (a) its policies and procedures, (b) any Affiliates and/or third parties that provide any Services or (c) the location from which any Service is provided at any time; provided that each Manager Entity shall remain responsible for the performance of the applicable Services in accordance with this Agreement.  Each Manager Entity shall provide the applicable Company Party with prompt written notice of any changes described in the prior sentence.  Any such notice shall be provided to the applicable Company Party as soon as reasonably practicable prior to the effectiveness of such change or, if prior notice of such change is not practicable, as soon as reasonably practicable after the effectiveness of such change.
ARTICLE III
 PAYMENT
Section 3.1. Consulting Fee.  Commencing on the Effective Date, REIT Manager shall, beginning on the date upon which the REIT consummates its first capital raise after the Effective Date, be entitled to receive a consulting fee in consideration for the services rendered under this Agreement in an amount equal to $200,000 per year for four years (the "Consulting Fee"), which amount was determined based on actual costs anticipated to be incurred by REIT Manager and its Affiliates for providing such services. The Consulting Fee shall be payable monthly in arrears by the Company in either cash or Common Stock (as defined in the Contribution Agreement) at the Company's discretion. The Parties agree that a review with respect to determining the costs of providing the Services shall be performed at least annually, according to procedures to be mutually agreed upon by the Parties and an annual budget shall be created upon this review and approved by the Parties. The Manager Entities agree to provide quarterly statements detailing fees and expenses incurred for each quarter and will consult with the Company regarding the need to reforecast annual expected costs as necessary. The Parties will mutually agree on any annual changes to such Consulting Fee prior to such Consulting Fees being charged to the Company.
Section 3.2. Expense Reimbursement.  In addition to the Consulting Fee, the Company shall pay directly or reimburse each Manager Entity for the actual cost of any reasonable third-party expenses paid or incurred by such Manager Entity and its Affiliates on behalf of the Company in connection with the Services it provides to the Company pursuant to this Agreement; provided, however, that such Manager Entity shall obtain the Company's approval (which approval shall not be unreasonably withheld) prior to incurring any third-party expenses for the account of, or reimbursable by, the Company, or in the alternative, if such Manager Entity expenses are subsequently agreed to by the Company.  Notwithstanding anything else in this Agreement to the contrary, the Company Parties shall not be required to reimburse any Manager Entity for any administrative service expenses, including overhead, personnel costs and costs of goods used in the performance of Services hereunder.  Expenses incurred by a Manager Entity on behalf of the Company Parties and payable pursuant to this Section 3.2 shall be reimbursed no less than quarterly to such Manager Entity. The Manager Entity shall deliver to the Company a statement within twenty (20) days of the end of each quarter documenting the expenses of the Company during such quarter which are to be reimbursed pursuant to this Section 3.2 and shall also deliver such statement to the Company within twenty (20) days of the termination date.

ARTICLE IV
 CONFIDENTIALITY
Section 4.1. Confidentiality.
(a) Each Party may receive (or otherwise have access to) Confidential Information of the other Parties (both orally and in writing) in connection with the provision of the Services. "Confidential Information" means any information, whether or not designated or containing any marking such as "Confidential," "Proprietary," or some similar designation, related to any Party and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of such Party or its Affiliates.  Notwithstanding anything to the contrary herein, "Confidential Information" shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a Party hereto in breach of this Agreement.  Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material).  Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence.  No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its Affiliates' current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information for the purpose of facilitating the provision of the Services and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement.  If any Party is requested or required to disclose the Confidential Information of any other Party pursuant to any judicial or governmental order, the Party receiving such order shall, unless prohibited by Law, promptly notify the owner of the Confidential Information of such order so that the owner, in its sole discretion, may seek an appropriate protective order and/or take any other action to prevent or minimize the breadth of such disclosure.  Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care.  Each Party shall only use the other Party's Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and facilitating the provision of the Services.  Such Party shall not, and shall cause its Affiliates and permitted third party subcontractors not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party's Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others.  Each Party will be responsible for any violation of the confidentiality provisions of this Section 4.1(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its Affiliates' employees, officers and directors, and legal or financial representatives.
(b) Notwithstanding the foregoing, Section 4.1(a) shall not apply to any information that a Party can demonstrate (i) was, at the time of disclosure to it, in the public domain through no fault of such Party, (ii) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (iii) was independently developed by the receiving Party.  For the avoidance of doubt, any Confidential Information transferred from REIT Manager to the Company pursuant to the Contribution Agreement shall be considered to be the Confidential Information of the Company.

(c) All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party's sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its Affiliates and subject to deletion in accordance with such Party's and/or its Affiliates' electronic information management practices (subject to extended retention by such Party's or its Affiliates' compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy).  Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing.
ARTICLE V
 INDEMNIFICATION
Section 5.1. Indemnification of the Company Parties.  Subject to the terms of this Article VIII, each of the Manager Entities agrees from and after the Effective Date to indemnify, defend and hold harmless the Company Parties from and against any and all Losses arising out of, resulting from or relating to third-party claims arising out of a material breach by the Manager Entities of any provision of this Agreement.
Section 5.2. Indemnification of the Manager Entities.  Subject to the terms of this Article VIII, each of the Company Parties agrees from and after the Effective Date to indemnify, defend and hold harmless each of the Manager Entities from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of a material breach by the Company Parties of any provision of this Agreement.
Section 5.3. Indemnification Procedures.  In the event either a Manager Entity or a Company Party shall have a claim for indemnity against the other applicable Party, the applicable Parties shall follow the procedures set forth in Section ___ of the Contribution Agreement.
ARTICLE VI
 TERM AND TERMINATION
Section 6.1. Term of Agreement.  This Agreement shall become effective on the Effective Date and shall continue in operation, unless earlier terminated as provided in this Article IX, until the date on which the Company no longer needs any of the Services (the "Initial Term"). The Company may renew this Agreement for successive one-year terms by providing the Manager Entities written notice of its intention to renew this Agreement no later than sixty (60) days prior to the expiration of the Initial Term or any successive term (each a "Renewal Term"; the Initial Term and any Renewal Term are sometimes referred to as the "Term"), as applicable.
Section 6.2. Termination.
(a) Partial Termination.  Any Company Party may, on written notice to the applicable Manager Entity, terminate any Service due to it and thereafter such terminated Service shall be deemed deleted from Schedule A.  Any termination notice delivered by a Company Party shall identify the specific Service or Services to be terminated, and the effective date of such termination, which must be a date at least ninety (90) days from the date such termination notice is received.

(b) Automatic Termination. This Agreement shall automatically terminate upon termination by the Company of all Services or upon the expiration of the Term.
(c) Termination for Default.  In the event: (i) any Company Party shall fail to pay for any or all Services in accordance with the terms of this Agreement; (ii) of any default by either Manager Entity, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iii) any Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for any Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or any Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the "Defaulting Party"); then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to terminate immediately the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default.
Section 6.3. Effect of Termination.  In the event that this Agreement or a Service is terminated:
(a) Each Company Party agrees and acknowledges that the obligation of the Manager Entities to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease.  Upon cessation of a Manager Entity's obligation to provide any Service, the Company Parties, as applicable, shall stop using, directly or indirectly, such Service.
(b) Upon request, each Company Party shall return to the Manager Entities all tangible personal property and books, records or files owned by the Manager Entities and used in connection with the provision of Services that are in its possession as of the termination date.
(c) In the event that this Agreement is terminated, the following matters shall survive the termination of this Agreement:  (i) the rights and obligations of each Party under Articles IV, V, this Section 6.3, Article VII and Article VIII and (ii) the obligations under Article III of the Company to pay the applicable fees for Services furnished prior to the effective date of termination.
ARTICLE VII
 DISPUTE RESOLUTION
Section 7.1. Party Representatives.  Each Party will appoint a representative (a "Service Representative") responsible for coordinating and managing the delivery and receipt of the Services, as applicable, which Service Representative will have authority to act on such Party's behalf with respect to matters relating to this Agreement.  The Service Representatives will work in good faith to address any issues involving the Parties' relationship under this Agreement (including, without limitation, any pricing and other Service related matters).

Section 7.2. Escalation Procedure.  The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a "Dispute") in accordance with the following procedures:  Upon the written request of any Party, a senior executive officer of the Manager Entities or a designee of such person and a senior executive officer of the Company or that person's designee shall meet and attempt to resolve any Dispute between them.  If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party's written request was made, then any Party may commence a proceeding relating to such Dispute.  No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.
ARTICLE VIII
 MISCELLANEOUS
Section 8.1. Notices.
(a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by facsimile (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):
As to a Company Party:
The Parking REIT, Inc.
8880 W. Sunset Road, Suite 240
Las Vegas, Nevada  89148
Attention:  John Dawson, Board Chairman
Email: jdawson@dickinson-wright.com

With copies to (not constituting notice):

            Morrison & Foerster LLP
            701 Wilshire Boulevard
            Los Angeles, California 90017
            Attention:
            Email:

 As to a Manager Entity:

    MVP Realty Advisors, LLC
    8880 W. Sunset Road, Suite 240
    Las Vegas, Nevada  89148
    Attention: Mike Shustek
    Email: mike@theparkingreit.com

With copies to (not constituting notice):

Latham & Watkins LLP
355 South Grand Avenue, Suite 101
Los Angeles, CA 90071
Attention: Brad Helms
 Email: brad.helms@lw.com

(b) The inability to deliver any notice, demand or request because the Party to whom it is properly addressed in accordance with this Section 8.1 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such Party.
(c) Each Party shall have the right from time to time to designate by written notice to the other Parties hereto such other person or persons and such other place or places as said Party may desire written notices to be delivered or sent in accordance herewith.
(d) Notices and consents signed and given by an attorney for a Party shall be effective and binding upon that Party.
Section 8.2. Amendment.  Except as set forth in Sections 2.2 and 6.2(a) hereof, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.
Section 8.3. Entire Agreement.  This Agreement (and all exhibits and schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.
Section 8.4. No Waiver.  Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

Section 8.5. Counterparts.  This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.  Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.
Section 8.6. Payments.  Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.
Section 8.7. Successors and Assigns.  This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto.  No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.
Section 8.8. Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law rules and principles of that state.  To the fullest extent permitted by Law, the Parties hereby unconditionally and irrevocably waive and release any claim that the Law of any other jurisdiction governs this Agreement.
Section 8.9. Construction of Agreement.  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.
Section 8.10. Severability.  If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by Law.
Section 8.11. Further Assurances.  Each of the Parties agrees to execute such instruments and take such further actions after the Effective Date as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 8.12. No Third Party Beneficiary.  It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.
Section 8.13. Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of each Company Party and each Manager Entity.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
THE PARKING REIT, INC., a Maryland corporation

By: /s/ John E. Dawson
Name: John E. Dawson
Title: Chairman of the Board

MVP REIT II OPERATING PARTNERSHIP, L.P., a Delaware partnership

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
Title: General Partner

VESTIN REALTY MORTGAGE I, INC., a Maryland corporation

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
Title: Chief Executive Officer

VESTIN REALTY MORTGAGE II, INC., a Maryland corporation

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
Title: Chief Executive Officer

MVP REALTY ADVISORS, LLC, dba THE PARKING REIT ADVISORS,
a Delaware limited liability company

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
Title: Manager

MICHAEL V. SHUSTEK

/s/ Michael V. Shustek

Schedule A – The Services
Each of the Manager Entities shall perform any and all services requested by the REIT in connection with any agreement, whether currently in effect or that may from time to time be entered into by any Company Party or an Affiliate of a Company Party, pursuant to which any Company Party or an Affiliate of a Company Party borrows funds or is a guarantor with regard to any borrowed funds (such documents, collectively, the "Loan Documents"), including, without limitation, (i) maintaining the ownership and management structure of each Manager Entity in a manner that complies with any requirement set forth in the Loan Documents, (ii) complying with any and all representations, warranties and covenants in the Loan Documents and (iii) cooperating and taking, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to comply with any request made by a lender, servicer or other person performing similar functions relating to any Loan Document.